UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 15, 2007

Martek Biosciences Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-22354	52-1399362
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6480 Dobbin Road, Columbia, Maryland		21045
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	410-740-0081

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On April 25, 2002 Martek Biosciences Corporation (the "Company"), pursuant to a Merger Agreement with OmegaTech, Inc. ("OmegaTech") dated March 25, 2002, as amended (the "Merger Agreement"), completed the merger of its wholly-owned subsidiary with and into OmegaTech, thus acquiring ownership of OmegaTech. As partial consideration for the acquisition, the Company issued to the former security holders of OmegaTech contingent rights to acquire shares of the Company’s common stock, par value $0.01 per share, upon the occurrence of certain milestone events described in the Merger Agreement (the "Contingent Rights").

As previously reported, on October 18, 2004, the Company filed a Declaratory Judgment Complaint in the United States District Court for the District of Maryland against Robert Zuccaro, as stockholders’ representative of the former security holders of OmegaTech. The complaint was brought to seek to resolve Mr. Zuccaro’s claim that the former OmegaTech security holders were owed 666,119 additional shares of Martek common stock under the Merger Agreement because a milestone under that agreement was allegedly met.

On October 16, 2007, the Company issued a press release announcing that it had entered into a Settlement Agreement and General Release (the "Settlement Agreement") regarding the disputed contingent consideration associated with certain milestones included in the Merger Agreement effective October 15, 2007 by and between the Company and Robert Zuccaro, on his own behalf and as representative of the former security holders of OmegaTech, providing for, among other things, dismissal of the pending litigation and resolution and release of all claims between the parties. The press release announcing the Settlement Agreement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

In connection with the settlement, Martek will issue 341,061 shares of Martek common stock to the former stockholders of OmegaTech, which represents approximately one-half the amount of shares that would have been issued for the achievement of the regulatory milestone under the Merger Agreement. As required by the Merger Agreement, Martek had been reserving 1.9 million shares in order to satisfy its potential purchase price obligations relative to the remaining milestones. As part of the settlement, the litigation will be dismissed and Martek will receive a full release by Mr. Zuccaro, on behalf of himself and the former security holders of OmegaTech, from any and every claim, demand, agreement, understanding and cause of action, both known and unknown, which either Mr. Zuccaro or any of the former security holders, had at any time in the past, now have or may have in the future, against the Company.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure in Item 1.01 is incorporated by reference herein to the extent relating to the Company’s agreement to issue, and its issuance of, the shares in exchange for the Contingent Rights. In issuing the shares in exchange for the Contingent Rights the Company is relying upon the exemption from the registration provisions of the Securities Act of 1933 (the "Securities Act") provided by Section 3(a)(9) of the Securities Act. No commission or other remuneration was paid or given directly or indirectly for soliciting such exchange.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number 99.1
Press Release of Martek Biosciences Corporation dated October 16, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Martek Biosciences Corporation

October 16, 2007	By:	/s/ David M. Feitel

Name: David M. Feitel
Title: Senior Vice President and General Counsel

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Exhibit Index

Exhibit No.	Description

99.1	Press Release of Martek Biosciences Corporation dated October 16, 2007.